Exhibit 99.1

FULTON FINANCIAL
CORPORATION
FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces Third Quarter 2024 Results

(October 15, 2024) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $60.6 million, or $0.33 per diluted share, for the third quarter of 2024, a decrease of $31.8 million, or $0.19 per share, in comparison to the second quarter of 2024. Operating net income available to common shareholders for the three months ended September 30, 2024 was $91.3 million, or $0.50 per diluted share(1), an increase of $8.8 million, or $0.03 per share, in comparison to the second quarter of 2024.

"We are excited about the progress we made on key strategic initiatives and pleased to see that this work has generated record operating earnings this quarter," said Curtis J. Myers, Chairman and CEO of Fulton. "We continue to see strong operating revenue growth, improvement in operating efficiency and profitability, combined with solid organic capital generation."

Financial Highlights

Third quarter of 2024 operating results of $0.50 per diluted share represented an all-time high for Fulton and was impacted by the following items:

•Solid net interest margin of 3.49%, an increase of six basis points compared to the prior quarter.

•Excluding brokered deposits, customer deposits increased $745.0 million compared to the prior quarter.

•Common equity tier 1 capital increased to 10.5%, compared to 10.3% in the prior quarter.

•Tangible shareholders' equity per common share increased $0.59, or 4.7%, to $13.02 compared to the prior quarter.

•Acquisition-related(2) expenses of $14.2 million.

•FultonFirst implementation and asset disposal costs of $9.4 million.

The following items highlight notable changes in the components of net income in the third quarter of 2024 compared to the second quarter of 2024:

•Net interest income totaled $258.0 million, an increase of $16.3 million, which was largely due to the full-quarter impact of the Acquisition and an increase in on-balance sheet liquidity.

•Non-interest income before investment securities gains (losses) was $59.7 million compared to $113.3 million in the second quarter of 2024. The decrease was primarily due to a $55.1 million change in the gain on acquisition (net of tax) with a $7.7 million reduction recorded in the third quarter of 2024.

•Non-interest expense was $226.1 million compared to $219.8 million in the second quarter of 2024, excluding the $20.3 million gain on the sale-leaseback transaction, reflected in other expense in the second quarter of 2024. The increase was largely due to an $8.2 million increase in salaries and benefits expense driven by a $4.9 million increase in employee severance costs related to the FultonFirst initiative, a full-quarter impact of salaries and benefits from the Acquisition resulting in an increase of $2.7 million and a $1.7 million increase in incentive compensation expense. The increase in salaries and benefits expense was partially offset by a $1.4 million decrease in consulting costs related to the FultonFirst initiative.

Balance Sheet Summary

•Net loans totaled $24.2 billion, an increase of $69.8 million compared to $24.1 billion as of June 30, 2024. The increase was largely due to increases of $203.7 million and $53.8 million in commercial mortgage loans and residential mortgage loans, respectively, partially offset by decreases of $130.8 million, $53.1 million and $40.4 million in construction loans, commercial and industrial loans and consumer loans, respectively. Excluding the impact from the day 1 Purchased Credit Deteriorated ("PCD") adjustment of $55.9 million and purchase accounting accretion of $24.9 million, net loans acquired in the Acquisition declined approximately $82.3 million since the Acquisition Date. Excluding purchase accounting accretion of $14.5 million, net loans acquired in the Acquisition declined approximately $49.2 million to $2.5 billion, compared to the second quarter of 2024.

•Deposits totaled $26.2 billion, an increase of $592.5 million compared to $25.6 billion as of June 30, 2024. The increase was primarily due to increases of $374.2 million, $301.4 million and $177.1 million in time deposits, interest-bearing demand deposits and savings deposits, respectively, partially offset by decreases of $152.5 million in brokered deposits and $107.7 million in noninterest-bearing demand deposits. Deposits assumed in the Acquisition declined approximately $248.6 million since the Acquisition Date and increased approximately $108.7 million to $3.9 billion compared to the second quarter of 2024.

Provision for Credit Losses and Asset Quality

•The provision for credit losses was $11.9 million in the third quarter of 2024 compared to $32.1 million in the second quarter of 2024. The decrease was primarily related to the Acquisition, which included a provision for credit losses of $23.4 million for non-PCD loans in the second quarter of 2024.

•Non-performing assets were $205.0 million, or 0.64% of total assets, at September 30, 2024, in comparison to $174.0 million, or 0.55% of total assets, at June 30, 2024.

•Net charge-offs for the third quarter of 2024 were 0.18% of total average loans in comparison to 0.19% in the second quarter of 2024.

•The allowance for credit losses attributable to net loans remained relatively unchanged and totaled $376.0 million, or 1.56% of total loans at September 30, 2024, compared to $375.9 million, or 1.56% of total loans at June 30, 2024.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.

(2) On April 26, 2024, the Corporation announced that its wholly owned banking subsidiary, Fulton Bank, National Association ("Fulton Bank"),
acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank ("Republic Bank"), from the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Republic Bank (the
"Acquisition"), pursuant to the terms of the Purchase and Assumption Agreement - Whole Bank, All Deposits, effective as of April 26, 2024 (the
"Acquisition Date"), among the FDIC, as receiver of Republic Bank, the FDIC and Fulton Bank.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share and shares data)
	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
Ending Balances
Investment securities	$4,545,278	$4,184,027	$3,783,392	$3,666,274	$3,698,601
Net loans	24,176,075	24,106,297	21,444,483	21,351,094	21,177,508
Total assets	32,185,726	31,769,813	27,642,957	27,571,915	27,375,177
Deposits	26,152,144	25,559,654	21,741,950	21,537,623	21,421,589
Shareholders' equity	3,203,943	3,101,609	2,757,679	2,760,139	2,566,693

Average Balances
Investment securities	4,237,805	4,043,136	3,672,844	3,665,261	3,834,824
Net loans	24,147,801	23,345,914	21,370,033	21,255,779	21,121,277
Total assets	31,895,235	30,774,891	27,427,626	27,397,671	27,377,836
Deposits	25,778,259	24,642,954	21,378,754	21,476,548	21,357,295
Shareholders' equity	3,160,322	2,952,671	2,766,945	2,618,024	2,645,977

Income Statement
Net interest income	258,009	241,720	206,937	212,006	213,842
Provision for credit losses	11,929	32,056	10,925	9,808	9,937
Non-interest income	59,673	92,994	57,140	59,378	55,961
Non-interest expense	226,089	199,488	177,600	180,552	171,020
Income before taxes	79,664	103,170	75,552	81,024	88,846
Net income available to common shareholders	60,644	92,413	59,379	61,701	69,535

Per Share
Net income available to common shareholders (basic)	$0.33	$0.53	$0.36	$0.38	$0.42
Net income available to common shareholders (diluted)	$0.33	$0.52	$0.36	$0.37	$0.42
Operating net income available to common shareholders(1)	$0.50	$0.47	$0.40	$0.42	$0.43
Cash dividends	$0.17	$0.17	$0.17	$0.17	$0.16
Common shareholders' equity	$16.55	$16.00	$15.82	$15.67	$14.47
Common shareholders' equity (tangible)(1)	$13.02	$12.43	$12.37	$12.25	$11.05
Weighted average shares (basic)	181,905	175,305	162,706	163,975	164,566
Weighted average shares (diluted)	183,609	176,934	164,520	165,650	166,023

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
Asset Quality
Net charge-offs to average loans	0.18%	0.19%	0.16%	0.15%	0.10%
Non-performing loans to total net loans	0.84%	0.72%	0.73%	0.72%	0.67%
Non-performing assets to total assets	0.64%	0.55%	0.57%	0.56%	0.52%
ACL - loans(1) to total loans	1.56%	1.56%	1.39%	1.37%	1.38%
ACL - loans(1) to non-performing loans	186%	218%	191%	191%	208%

Profitability
Return on average assets	0.79%	1.24%	0.91%	0.93%	1.04%
Operating return on average assets(2)	1.17%	1.11%	1.00%	1.03%	1.08%
Return on average common shareholders' equity	8.13%	13.47%	9.28%	10.09%	11.25%
Operating return on average common shareholders' equity (tangible)(2)	15.65%	15.56%	13.08%	14.68%	15.17%
Net interest margin	3.49%	3.43%	3.32%	3.36%	3.40%
Efficiency ratio(2)	59.6%	62.6%	63.2%	62.0%	61.5%
Non-interest expense to total average assets	2.82%	2.61%	2.60%	2.61%	2.48%
Operating non-interest expense to total average assets(2)	2.45%	2.55%	2.49%	2.47%	2.47%

Capital Ratios(3)
Tangible common equity ratio ("TCE")(2)	7.5%	7.3%	7.4%	7.4%	6.8%
Tier 1 leverage ratio	8.9%	9.2%	9.3%	9.5%	9.4%
Common equity Tier 1 capital ratio	10.5%	10.3%	10.3%	10.3%	10.3%
Tier 1 risk-based capital ratio	11.3%	11.1%	11.1%	11.2%	11.1%
Total risk-based capital ratio	14.0%	13.8%	14.0%	14.0%	14.0%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of September 30, 2024 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
ASSETS
Cash and due from banks	$296,500	$333,238	$247,581	$300,343	$304,042
Other interest-earning assets	1,287,392	1,188,341	231,389	373,772	222,781
Loans held for sale	17,678	26,822	10,624	15,158	20,368
Investment securities	4,545,278	4,184,027	3,783,392	3,666,274	3,698,601
Net loans	24,176,075	24,106,297	21,444,483	21,351,094	21,177,508
Less: ACL - loans(1)	(375,961)	(375,941)	(297,888)	(293,404)	(292,739)
Loans, net	23,800,114	23,730,356	21,146,595	21,057,690	20,884,769
Net premises and equipment	171,731	180,642	213,541	222,881	215,626
Accrued interest receivable	115,903	120,752	107,089	107,972	101,624
Goodwill and intangible assets	641,739	648,026	560,114	560,687	561,284
Other assets	1,309,391	1,357,609	1,342,632	1,267,138	1,366,082
Total Assets	$32,185,726	$31,769,813	$27,642,957	$27,571,915	$27,375,177
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$26,152,144	$25,559,654	$21,741,950	$21,537,623	$21,421,589
Borrowings	2,052,227	2,178,597	2,296,040	2,487,526	2,370,112
Other liabilities	777,412	929,953	847,288	786,627	1,016,783
Total Liabilities	28,981,783	28,668,204	24,885,278	24,811,776	24,808,484
Shareholders' equity	3,203,943	3,101,609	2,757,679	2,760,139	2,566,693
Total Liabilities and Shareholders' Equity	$32,185,726	$31,769,813	$27,642,957	$27,571,915	$27,375,177

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$9,493,479	$9,289,770	$8,252,117	$8,127,728	$8,106,300
Commercial and industrial	4,914,734	4,967,796	4,467,589	4,545,552	4,577,334
Real estate - residential mortgage	6,302,624	6,248,856	5,395,720	5,325,923	5,279,681
Real estate - home equity	1,144,402	1,120,878	1,040,335	1,047,184	1,045,438
Real estate - construction	1,332,954	1,463,799	1,249,199	1,239,075	1,078,263
Consumer	651,717	692,086	698,421	729,318	743,976
Leases and other loans(2)	336,165	323,112	341,102	336,314	346,516
Total Net Loans	$24,176,075	$24,106,297	$21,444,483	$21,351,094	$21,177,508
Deposits, by type:
Noninterest-bearing demand	$5,501,699	$5,609,383	$5,086,514	$5,314,094	$5,575,374
Interest-bearing demand	7,779,472	7,478,077	5,521,017	5,722,695	5,757,487
Savings	7,740,595	7,563,495	6,846,038	6,616,901	6,707,729
Total demand and savings	21,021,766	20,650,955	17,453,569	17,653,690	18,040,590
Brokered	843,473	995,975	1,152,427	1,144,692	941,059
Time	4,286,905	3,912,724	3,135,954	2,739,241	2,439,940
Total Deposits	$26,152,144	$25,559,654	$21,741,950	$21,537,623	$21,421,589
Borrowings, by type:
Federal funds purchased	$—	$—	$—	$240,000	$544,000
Federal Home Loan Bank advances	950,000	750,000	900,000	1,100,000	730,000
Senior debt and subordinated debt	535,917	535,741	535,566	535,384	540,174
Other borrowings	566,310	892,856	860,474	612,142	555,938
Total Borrowings	$2,052,227	$2,178,597	$2,296,040	$2,487,526	$2,370,112

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share and share data)
	Three months ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30
	2024	2024	2024	2023	2023	2024	2023
Net Interest Income:
Interest income	$427,656	$400,506	$339,666	$338,134	$330,371	$1,167,828	$935,103
Interest expense	169,647	158,786	132,729	126,128	116,529	461,162	292,822
Net Interest Income	258,009	241,720	206,937	212,006	213,842	706,666	642,281
Provision for credit losses	11,929	32,056	10,925	9,808	9,937	54,910	44,228
Net Interest Income after Provision	246,080	209,664	196,012	202,198	203,905	651,756	598,053
Non-Interest Income:
Wealth management	21,596	20,990	20,155	19,388	19,413	62,741	56,152
Commercial banking:
Merchant and card	7,496	7,798	6,808	7,045	7,626	22,103	22,160
Cash management	7,201	6,966	6,305	6,030	5,960	20,473	17,310
Capital markets	3,311	2,585	2,341	4,258	2,960	8,236	11,396
Other commercial banking	4,281	4,061	3,375	3,447	3,176	11,716	9,514
Total commercial banking	22,289	21,410	18,829	20,780	19,722	62,528	60,380
Consumer banking:
Card	7,917	8,305	6,628	6,739	6,770	22,850	19,604
Overdraft	3,957	3,377	2,786	2,991	2,996	10,120	8,425
Other consumer banking	3,054	2,918	2,254	2,357	2,407	8,226	7,081
Total consumer banking	14,928	14,600	11,668	12,087	12,173	41,196	35,110
Mortgage banking	3,142	3,951	3,090	2,288	3,190	10,183	8,100
Gain on acquisition, net of tax	(7,706)	47,392	—	—	—	39,685	—
Other	5,425	4,933	3,398	5,587	1,463	13,756	8,539
Non-interest income before investment securities gains (losses)	59,674	113,276	57,140	60,130	55,961	230,089	168,281
Investment securities gains (losses), net	(1)	(20,282)	—	(752)	—	(20,283)	19
Total Non-Interest Income	59,673	92,994	57,140	59,378	55,961	209,806	168,300
Non-Interest Expense:
Salaries and employee benefits	118,824	110,630	95,481	97,275	96,757	324,935	280,142
Data processing and software	20,314	20,357	17,661	16,985	16,914	58,332	49,486
Net occupancy	18,999	17,793	16,149	14,647	14,561	52,942	43,373
Other outside services	15,839	16,933	13,283	14,670	12,094	46,055	33,054
Intangible amortization	6,287	4,688	573	597	601	11,548	2,347
FDIC insurance	5,109	6,696	6,104	11,138	4,738	17,909	14,427
Equipment	4,860	4,561	4,040	3,995	3,475	13,461	10,395
Professional fees	2,811	2,571	2,088	2,302	1,869	7,470	6,090
Marketing	2,251	2,101	1,912	3,550	1,913	6,263	5,454
Acquisition-related expenses	14,195	13,803	—	—	—	27,998	—
Other	16,600	(645)	20,309	15,393	18,098	36,263	53,888
Total Non-Interest Expense	226,089	199,488	177,600	180,552	171,020	603,176	498,656
Income Before Income Taxes	79,664	103,170	75,552	81,024	88,846	258,386	267,697
Income tax expense	16,458	8,195	13,611	16,761	16,749	38,264	47,680
Net Income	63,206	94,975	61,941	64,263	72,097	220,122	220,017
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	(7,686)	(7,686)
Net Income Available to Common Shareholders	$60,644	$92,413	$59,379	$61,701	$69,535	$212,436	$212,331

	Three months ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30
	2024	2024	2024	2023	2023	2024	2023
PER SHARE:
Net income available to common shareholders (basic)	$0.33	$0.53	$0.36	$0.38	$0.42	$1.23	$1.28
Net income available to common shareholders (diluted)	$0.33	$0.52	$0.36	$0.37	$0.42	$1.21	$1.27
Cash dividends	$0.17	$0.17	$0.17	$0.17	$0.16	$0.51	$0.47

Weighted average shares (basic)	181,905	175,305	162,706	163,975	164,566	173,337	165,667
Weighted average shares (diluted)	183,609	176,934	164,520	165,650	166,023	175,033	167,181

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$24,147,801	$376,160	6.20%	$23,345,914	$355,533	6.12%	$21,121,277	$304,167	5.72%
Investment securities(3)	4,526,885	37,853	3.34%	4,396,050	33,799	3.07%	4,197,550	27,274	2.59%
Other interest-earning assets	1,338,592	18,068	5.37%	1,125,886	15,730	5.61%	263,244	3,372	5.11%
Total Interest-Earning Assets	30,013,278	432,081	5.74%	28,867,850	405,062	5.64%	25,582,071	334,813	5.20%

Noninterest-earning assets:
Cash and due from banks	306,427			302,381			306,496
Premises and equipment	181,285			203,166			217,447
Other assets	1,772,052			1,759,138			1,562,233
Less: ACL - loans(4)	(377,807)			(357,644)			(290,411)
Total Assets	$31,895,235			$30,774,891			$27,377,836

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$7,668,583	$38,768	2.01%	$7,080,302	$31,748	1.80%	$5,740,229	$18,690	1.29%
Savings deposits	7,663,599	49,477	2.57%	7,309,141	44,901	2.47%	6,676,792	34,277	2.04%
Brokered deposits	842,661	11,344	5.36%	1,123,328	15,074	5.40%	937,657	12,250	5.18%
Time deposits	4,107,466	45,735	4.43%	3,670,158	39,364	4.31%	2,330,206	18,939	3.22%
Total Interest-Bearing Deposits	20,282,309	145,324	2.85%	19,182,929	131,087	2.75%	15,684,884	84,156	2.13%

Borrowings and other interest-bearing liabilities	2,229,348	24,324	4.34%	2,441,691	27,699	4.53%	2,691,087	32,373	4.74%
Total Interest-Bearing Liabilities	22,511,657	169,648	3.00%	21,624,620	158,786	2.95%	18,375,971	116,529	2.51%

Noninterest-bearing liabilities:
Demand deposits	5,495,950			5,460,025			5,672,411
Other liabilities	727,306			737,575			683,477
Total Liabilities	28,734,913			27,822,220			24,731,859
Shareholders' equity	3,160,322			2,952,671			2,645,977
Total Liabilities and Shareholders' Equity	$31,895,235			$30,774,891			$27,377,836

Net interest income/net interest margin (fully taxable equivalent)		262,433	3.49%		246,276	3.43%		218,284	3.40%
Tax equivalent adjustment		(4,424)			(4,556)			(4,442)
Net Interest Income		$258,009			$241,720			$213,842

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for available for sale ("AFS") securities; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)
	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
Loans, by type:
Real estate - commercial mortgage	$9,318,273	$8,958,139	$8,166,018	$8,090,627	$7,912,801
Commercial and industrial	4,998,051	4,853,583	4,517,179	4,579,441	4,611,376
Real estate - residential mortgage	6,268,922	5,977,132	5,353,905	5,303,632	5,209,105
Real estate - home equity	1,122,313	1,117,367	1,039,321	1,043,753	1,045,806
Real estate - construction	1,437,907	1,430,057	1,240,640	1,153,601	1,254,577
Consumer	682,602	685,183	721,523	746,011	761,273
Leases and other loans(1)	319,733	324,453	331,447	338,714	326,339
Total Net Loans	$24,147,801	$23,345,914	$21,370,033	$21,255,779	$21,121,277

Deposits, by type:
Noninterest-bearing demand	$5,495,950	$5,460,025	$5,061,075	$5,440,098	$5,672,411
Interest-bearing demand	7,668,583	7,080,302	5,596,725	5,723,169	5,740,229
Savings	7,663,599	7,309,141	6,669,228	6,682,512	6,676,792
Total demand and savings	20,828,132	19,849,468	17,327,028	17,845,779	18,089,432
Brokered	842,661	1,123,328	1,083,382	1,051,369	937,657
Time	4,107,466	3,670,158	2,968,344	2,579,400	2,330,206
Total Deposits	$25,778,259	$24,642,954	$21,378,754	$21,476,548	$21,357,295

Borrowings, by type:
Federal funds purchased	$—	$32,637	$173,659	$446,707	$634,163
Federal Home Loan Bank advances	754,130	833,726	902,890	760,087	793,098
Senior debt and subordinated debt	535,831	535,656	535,479	539,186	540,086
Other borrowings and other interest-bearing liabilities	939,387	1,039,672	996,348	795,747	723,740
Total Borrowings	$2,229,348	$2,441,691	$2,608,376	$2,541,727	$2,691,087

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Nine months ended September 30
	2024			2023
	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$22,918,845	$1,045,573	6.09%	$20,819,280	$854,384	5.49%
Investment securities(3)	4,303,048	98,701	3.05%	4,240,093	82,098	2.58%
Other interest-earning assets	921,483	37,126	5.38%	427,810	11,882	3.71%
Total Interest-Earning Assets	28,143,376	1,181,400	5.60%	25,487,183	948,364	4.97%

Noninterest-Earning assets:
Cash and due from banks	297,268			193,083
Premises and equipment	202,531			219,087
Other assets	1,828,085			1,555,891
Less: ACL - loans(4)	(353,567)			(282,144)
Total Assets	$30,117,693			$27,173,100

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$6,785,106	$91,016	1.79%	$5,535,671	$41,756	1.01%
Savings deposits	7,215,631	133,175	2.47%	6,593,703	84,102	1.71%
Brokered deposits	1,015,823	41,073	5.40%	779,191	29,557	5.07%
Time deposits	3,583,905	114,721	4.28%	2,032,360	40,160	2.64%
Total Interest-Bearing Deposits	18,600,465	379,985	2.73%	14,940,925	195,575	1.75%

Borrowings and other interest-bearing liabilities	2,425,753	81,177	4.47%	2,848,704	97,247	4.53%
Total Interest-Bearing Liabilities	21,026,218	461,162	2.93%	17,789,629	292,822	2.20%

Noninterest-Bearing liabilities:
Demand deposits	5,339,590			6,108,197
Other liabilities	791,175			639,569
Total Liabilities	27,156,983			24,537,395
Shareholders' equity	2,960,710			2,635,705
Total Liabilities and Shareholders' Equity	$30,117,693			$27,173,100

Net interest income/net interest margin (fully taxable equivalent)		720,238	3.42%		655,542	3.44%
Tax equivalent adjustment		(13,572)			(13,261)
Net Interest Income		$706,666			$642,281

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)

	Nine months ended September 30
	2024	2023
Loans, by type:
Real estate - commercial mortgage	$8,803,503	$7,803,775
Commercial and industrial	4,786,976	4,602,573
Real estate - residential mortgage	5,844,317	5,004,289
Real estate - home equity	1,091,526	1,066,003
Real estate - construction	1,370,134	1,278,923
Consumer	697,204	748,788
Leases and other loans(1)	325,185	314,929
Total Net Loans	$22,918,845	$20,819,280

Deposits, by type:
Noninterest-bearing demand	$5,339,590	$6,108,197
Interest-bearing demand	6,785,106	5,535,671
Savings	7,215,631	6,593,703
Total demand and savings	19,340,327	18,237,571
Brokered	1,015,823	779,191
Time	3,583,905	2,032,360
Total Deposits	$23,940,055	$21,049,122

Borrowings, by type:
Federal funds purchased	$68,515	$606,708
Federal Home Loan Bank advances	829,971	976,783
Senior debt and subordinated debt	535,656	539,907
Other borrowings	991,611	725,306
Total Borrowings	$2,425,753	$2,848,704

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended					Nine months ended September 30
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30	Sep 30
	2024	2024	2024	2023	2023	2024	2023
Allowance for credit losses related to net loans:
Balance at beginning of period	$375,941	$297,888	$293,404	$292,739	$287,442	$293,404	$269,366

CECL day 1 provision expense(1)	—	23,444	—	—	—	23,444	—
Initial purchased credit deteriorated allowance for credit losses	(1,139)	55,906	—	—	—	54,767	—
Loans charged off:
Real estate - commercial mortgage	(2,723)	(7,853)	(26)	(3,547)	(860)	(10,602)	(14,452)
Commercial and industrial	(6,256)	(2,955)	(7,632)	(3,397)	(3,220)	(16,843)	(5,849)
Real estate - residential mortgage	(1,131)	(35)	(251)	—	—	(1,417)	(62)
Consumer and home equity	(2,308)	(1,766)	(2,238)	(2,192)	(1,803)	(6,312)	(5,322)
Real estate - construction	—	—	—	—	—	—	—
Leases and other loans(2)	(726)	(1,398)	(805)	(1,096)	(1,396)	(2,929)	(3,284)
Total loans charged off	(13,144)	(14,007)	(10,952)	(10,232)	(7,279)	(38,103)	(28,969)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	107	146	152	160	101	405	916
Commercial and industrial	1,008	796	1,248	779	620	3,052	2,694
Real estate - residential mortgage	130	122	116	278	37	368	143
Consumer and home equity	545	1,161	676	555	1,023	2,382	2,643
Real estate - construction	103	233	—	87	—	336	771
Leases and other loans(2)	129	247	162	374	400	538	729
Recoveries of loans previously charged off	2,022	2,705	2,354	2,233	2,181	7,081	7,896
Net loans charged off	(11,122)	(11,302)	(8,598)	(7,999)	(5,098)	(31,022)	(21,073)
Provision for credit losses(1)	12,281	10,005	13,082	8,664	10,395	35,368	44,446
Balance at end of period	$375,961	$375,941	$297,888	$293,404	$292,739	$375,961	$292,739
Net charge-offs to average loans	0.18%	0.19%	0.16%	0.15%	0.10%	0.18%	0.13%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses(1)	$(352)	$(1,393)	$(2,157)	$1,144	$(458)	$(3,902)	$(218)

NON-PERFORMING ASSETS:
Non-accrual loans	$175,861	$145,630	$129,628	$121,620	$113,022
Loans 90 days past due and accruing	26,286	26,962	26,521	31,721	27,962
Total non-performing loans	202,147	172,592	156,149	153,341	140,984
Other real estate owned	2,844	1,444	277	896	2,549
Total non-performing assets	$204,991	$174,036	$156,426	$154,237	$143,533

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$64,450	$58,433	$44,118	$41,020	$33,365
Real estate - commercial mortgage	71,505	48,615	47,891	46,527	44,058
Real estate - residential mortgage	41,727	41,033	40,685	42,029	40,560
Consumer and home equity	12,792	11,886	10,172	10,878	11,580
Leases and other loans(2)	9,927	9,993	10,135	10,011	10,744
Real estate - construction	1,746	2,632	3,148	2,876	677
Total non-performing loans	$202,147	$172,592	$156,149	$153,341	$140,984

(1) The sum of these amounts are reflected in the provision for credit losses in the Condensed Consolidated Statements of Income.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share and share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
Operating net income available to common shareholders
Net income available to common shareholders	$60,644	$92,413	$59,379	$61,701	$69,535
Less: Non-PCD credit-related interest income from acquisition	(815)	(571)	—	—	—
Less: Interest rate derivative transition valuation(1)	138	(137)	(151)	(1,102)	2,958
Less: Loss (gain) on acquisition, net of tax	7,706	(47,392)	—	—	—
Plus: Loss on securities restructuring	—	20,282	—	—	—
Plus: Core deposit intangible amortization	6,155	4,556	441	441	441
Plus: Acquisition-related expense	14,195	13,803	—	—	—
Plus: CECL day 1 provision expense	—	23,444	—	—	—
Less: Gain on sale-leaseback	—	(20,266)	—	—	—
Plus: FDIC special assessment	(16)	—	956	6,494	—
Plus: FultonFirst implementation and asset disposals	9,385	6,323	6,329	3,197	—
Less: Tax impact of adjustments	(6,099)	(9,961)	(1,591)	(1,896)	(714)
Operating net income available to common shareholders (numerator)	$91,293	$82,494	$65,363	$68,835	$72,220

Weighted average shares (diluted) (denominator)	183,609	176,934	164,520	165,650	166,023

Operating net income available to common shareholders, per share (diluted)	$0.50	$0.47	$0.40	$0.42	$0.43

Common shareholders' equity (tangible), per share
Shareholders' equity	$3,203,943	$3,101,609	$2,757,679	$2,760,139	$2,566,693
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(641,739)	(648,026)	(560,114)	(560,687)	(561,284)
Tangible common shareholders' equity (numerator)	$2,369,326	$2,260,705	$2,004,687	$2,006,574	$1,812,531

Shares outstanding, end of period (denominator)	181,957	181,831	162,087	163,801	164,084

Common shareholders' equity (tangible), per share	$13.02	$12.43	$12.37	$12.25	$11.05
(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.
(2) Results are annualized.

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
Operating return on average assets(2)
Net income	$63,206	$94,975	$61,941	$64,263	$72,097
Less: Non-PCD credit-related interest income from acquisition	(815)	(571)	—	—	—
Less: Interest rate derivative transition valuation(1)	138	(137)	(151)	(1,102)	2,958
Less: Loss (gain) on acquisition, net of tax	7,706	(47,392)	—	—	—
Plus: Loss on securities restructuring	—	20,282	—	—	—
Plus: Core deposit intangible amortization	6,155	4,556	441	441	441
Plus: Acquisition-related expense	14,195	13,803	—	—	—
Plus: CECL day 1 provision expense	—	23,444	—	—	—
Less: Gain on sale-leaseback	—	(20,266)	—	—	—
Plus: FDIC special assessment	(16)	—	956	6,494	—
Plus: FultonFirst implementation and asset disposals	9,385	6,323	6,329	3,197	—
Less: Tax impact of adjustments	(6,099)	(9,961)	(1,591)	(1,896)	(714)
Operating net income (numerator)	$93,855	$85,056	$67,925	$71,397	$74,782

Total average assets	$31,895,235	$30,774,891	$27,427,626	$27,397,671	$27,377,836
Less: Average net core deposit intangible	(89,350)	(68,234)	(4,666)	(5,106)	(5,548)
Total operating average assets (denominator)	$31,805,885	$30,706,657	$27,422,960	$27,392,565	$27,372,288

Operating return on average assets	1.17%	1.11%	1.00%	1.03%	1.08%

Operating return on average common shareholders' equity (tangible)(2)
Net income available to common shareholders	$60,644	$92,413	$59,379	$61,701	$69,535
Less: Non-PCD credit-related interest income from acquisition	(815)	(571)	—	—	—
Less: Interest rate derivative transition valuation(1)	138	(137)	(151)	(1,102)	2,958
Less: Loss (gain) on acquisition, net of tax	7,706	(47,392)	—	—	—
Plus: Loss on securities restructuring	—	20,282	—	—	—
Plus: Intangible amortization	6,287	4,688	573	597	601
Plus: Acquisition-related expense	14,195	13,803	—	—	—
Plus: CECL day 1 provision expense	—	23,444	—	—	—
Less: Gain on sale-leaseback	—	(20,266)	—	—	—
Plus: FDIC special assessment	(16)	—	956	6,494	—
Plus: FultonFirst implementation and asset disposals	9,385	6,323	6,329	3,197	—
Less: Tax impact of adjustments	(6,127)	(9,989)	(1,618)	(1,929)	(747)
Adjusted net income available to common shareholders (numerator)	$91,397	$82,598	$65,468	$68,958	$72,347

Average shareholders' equity	$3,160,322	$2,952,671	$2,766,945	$2,618,024	$2,645,977
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(644,814)	(624,471)	(560,393)	(560,977)	(561,578)
Average tangible common shareholders' equity (denominator)	$2,322,630	$2,135,322	$2,013,674	$1,864,169	$1,891,521

Operating return on average common shareholders' equity (tangible)	15.65%	15.56%	13.08%	14.68%	15.17%
(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.
(2) Results are annualized.

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2024	2024	2024	2023	2023
Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$3,203,943	$3,101,609	$2,757,679	$2,760,139	$2,566,693
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(641,739)	(648,026)	(560,114)	(560,687)	(561,284)
Tangible common shareholders' equity (numerator)	$2,369,326	$2,260,705	$2,004,687	$2,006,574	$1,812,531

Total assets	$32,185,726	$31,769,813	$27,642,957	$27,571,915	$27,375,177
Less: Goodwill and intangible assets	(641,739)	(648,026)	(560,114)	(560,687)	(561,284)
Total tangible assets (denominator)	$31,543,987	$31,121,787	$27,082,843	$27,011,228	$26,813,893

Tangible common equity to tangible assets	7.51%	7.26%	7.40%	7.43%	6.76%

Efficiency ratio
Non-interest expense	$226,089	$199,488	$177,600	$180,552	$171,020
Less: Acquisition-related expense	(14,195)	(13,803)	—	—	—
Plus: Gain on sale-leaseback	—	20,266	—	—	—
Less: FDIC special assessment	16	—	(956)	(6,494)	—
Less: FultonFirst implementation and asset disposals	(9,385)	(6,323)	(6,329)	(3,197)	—
Less: Intangible amortization	(6,287)	(4,688)	(573)	(597)	(601)
Less: Debt extinguishment	—	—	—	720	—
Operating non-interest expense (numerator)	$196,238	$194,940	$169,742	$170,984	$170,419

Net interest income	$258,009	$241,720	$206,937	$212,006	$213,842
Tax equivalent adjustment	4,424	4,556	4,592	4,549	4,442
Plus: Total non-interest income	59,673	92,994	57,140	59,378	55,961
Less: Interest rate derivative transition valuation(1)	138	(137)	(151)	(1,102)	2,958
Less: Non-PCD credit-related interest income from acquisition	(815)	(571)	—	—	—
Less: Loss (gain) on acquisition, net of tax	7,706	(47,392)	—	—	—
Plus: Investment securities (gains) losses, net	1	20,282	—	752	—
Total revenue (denominator)	$329,136	$311,452	$268,518	$275,583	$277,203

Efficiency ratio	59.62%	62.59%	63.21%	62.04%	61.48%

Operating non-interest expense to total average assets
Non-interest expense	$226,089	$199,488	$177,600	$180,552	$171,020
Less: Intangible amortization	(6,287)	(4,688)	(573)	(597)	(601)
Less: Acquisition-related expense	(14,195)	(13,803)	—	—	—
Plus: Gain on sale-leaseback	—	20,266	—	—	—
Less: FDIC special assessment	16	—	(956)	(6,494)	—
Less: FultonFirst implementation and asset disposals	(9,385)	(6,323)	(6,329)	(3,197)	—
Operating non-interest expense (numerator)	$196,238	$194,940	$169,742	$170,264	$170,419

Total average assets (denominator)	$31,895,235	$30,774,891	$27,427,626	$27,397,671	$27,377,836

Operating non-interest expenses to total average assets	2.45%	2.55%	2.49%	2.47%	2.47%
(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.
(2) Results are annualized.
Note: numbers in this report may not sum due to rounding.